
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  March 10 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                          SOLOMON ALLIANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                               3125 Windward Plaza
                                    Suite 300
                              Alpharetta, GA 30005
               (Address of principal executive offices (zip code))

                                 (770) 753-3130
              (Registrant's telephone number, including area code)


                             MADISON HOLDINGS, INC.
                             39 Broadway, Suite 2250
                            New York, New York 10006
                        (Former Name and Former Address)


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

              Arizona                                N/A                              86-0843235

(State or other jurisdiction of       (Commission File Number)            (I.R.S. Employer Identification
incorporation)                                                            No.}


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to a Share Exchange Agreement (the "Agreement") dated March 8, 2000, Solomon Alliance Group, Inc., an Arizona corporation ("Sage" or the "Company"), acquired all of the issued and outstanding capital stock of Madison Holdings, Inc. ("Madison") from the shareholders of Madison in a pro rata exchange for an aggregate of 300,000 shares of Sage's common stock, par value $0.001 per share (the "Share Exchange"). There were seven shareholders of Madison immediately prior to the Share Exchange. They were MHE Projix LLC, a Florida limited liability company, Mark Elenowitz, Louis Taubman, David Simonetti, Thomas Bostic Smith, William Quigley, Jr., and Barry Labell, who held 5,000,000 shares of Madison common stock in the aggregate. As a result of the Share Exchange, 100% of the outstanding capital stock of Madison is owned by Sage and Madison became a wholly-owned subsidiary of Sage. Prior to the Share Exchange, Sage had 22,793,155 shares of common stock issued and outstanding. Following the Share Exchange, Sage had 23,093,155 shares of common stock issued and outstanding. A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.


         Upon effectiveness of the Share Exchange, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission,
Sage became the successor issuer to Madison for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective
March 10, 2000.

(b) The following table contains information regarding the shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock:

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

                                         Amount of Common Stock            Percent of Common Stock
                                         Beneficially Owned/               Beneficially Owned/(1)/
                                         -----------------------           -----------------------

Directors and Officers
----------------------

Thomas I. Weston, Jr.                              1,000,000/(2)/                                4.33
President, Chief Executive Officer,
Treasurer and Director

Lawrence M. Rotkin                                    66,667/(3)/                                0.29
Secretary and Director

All current directors and officers
as a group (2 Persons)                             1,066,667                                     4.58

5% or More Stockholders
-----------------------

Mark E. Bayliss                                    4,152,000(4)                                  18.0
GEM Global Yield Fund Limited                          N/A(5)                                     N/A
Master Q & Company Limited                         1,449,662                                      6.3
Rick Joshi                                             N/A(5)                                     N/A

-------------
(1)  Based on 23,093,155 shares issued and outstanding after the Share Exchange.
(2) Does not include 1,303,111 shares which may be issuable pursuant to exercise or conversion of certain warrants and convertible debentures issued.
(3) Assumes exercise of warrants, options or other rights to purchase securities held by the named shareholder exercisable within six months of the date hereof.
(4)  Does not include warrants to purchase up to 692,000 shares.
(5) Information has not been provided to the Company. The Company believes that the majority of shares controlled by these parties have been held in "street name." The Company believes that GEM Global Yield Fund Limited, which provided bridge financing and received, together with its affiliate at the time, Mr. Rick Joshi, 5,891,629 shares in connection therewith, may still control in excess of 5% of the shares of the registrant.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) The consideration provided by the parties pursuant to the Agreement was negotiated between Sage and the former Madison shareholders. In evaluating the Share Exchange transaction, the former Madison shareholders used criteria such as the value of the assets of Sage, Sage's ability to compete in its markets, the current and anticipated business operations of Sage. Sage considered the value of Madison's status as a publicly reporting company and its ability to succeed to the reporting status of Madison.

BUSINESS

Solomon Alliance Group, Inc. was incorporated in Arizona on October 25, 1996. In July 1998 Visual Link Telecommunication, LC merged into a subsidiary which became Visual Link Wireless, Inc.

Sage is a development stage company with plans to become a leading provider of customized wireless data communications solutions for individual and business needs. The Company designs, develops and markets wireless network products and services under the "Knowledge2Go" brand that provide low-cost, high performance, easy-to-use IP-based data communications. The products can be used in a broad range of personal computer and industrial applications. The Company's primary service provides users of portable and desktop computers and hand-held computing devices with fast, reliable, portable wireless access to the Internet, private intranets, local area networks ("LANs"), e-mail and on-line services.

COMPETITION.

Competition in the market for data communications services is intensifying and a large number of companies in diverse industries are expected to enter the market. There can be no assurance that the Company will be able to compete successfully in this market. A number of privately and publicly held communications companies have developed or are developing new wireless and wired data communications services and products using competing technologies. The competition can be placed into two categories: portable and fixed access. While Sage's products can be used as a fixed-access service, it is positioned primarily as a portable service with its largest competitive advantages being portability and low flat rate pricing.

BUSINESS EXPANSION

         The Company has determined to diversify its current services and products by acquiring additional technologies. The Company seeks to acquire companies in the wireless data, e-commerce and telecommunications marketplace through merger, acquisition and strategic alliance. It prefers the general strategy of acquisition rather than undertaking the high cost of research and development.

          Sage is engaged in serious discussions with acquisition prospects in these three industries and, although it has not reached the point of signing letters of intent or agreements, it believes that it will eventually be able to negotiate terms for these or similar acquisitions that will be beneficial for its shareholders.

         As the Company adds selected technologies that will complement its current offerings of products and services, it intends to expand its marketing and sales staff with a focus on revenue generation. Since the Company is in an industry with rapidly-changing technology, it will continue to consider the acquisition of companies with cutting-edge technology The Company has not restricted the type of companies it may acquire. The Company may acquire a business that only recently commenced operations, or a developing company in need of additional funds to expand into new products or markets, or an established business that may be experiencing financial or operating difficulties and needs additional capital which is perceived to be easier to raise by a public company. In some instances, a business opportunity may involve acquiring or merging with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. The Company may purchase assets and establish wholly owned subsidiaries in various businesses or purchase existing businesses as subsidiaries.

         Because business opportunities may occur in many different industries and at various stages of development, the task of comparative investigation and analysis of such business opportunities will be extremely difficult and complex. The Company will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the legal fees for preparing acquisition documentation, due diligence investigation costs and the costs of preparing reports and filings with the Securities and Exchange Commission.

            The Company will seek potential business opportunities from all known sources, but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. From time to time, the Company may engage the services of consultants and or other outside professionals for their assistance in locating and evaluating appropriate business opportunities.

             The Company requires significant additional funding in order to accomplish its business plan.

EMPLOYEES

         The Company currently has 2 fulltime employees located in Alpharetta, Georgia operating the business. The Company relies heavily on the use of temporary contract employees and consultants to satisfy its other staffing needs. Management believes that it is more cost effective to contract skill labor appropriate to each project on an as needed basis.

TRADEMARKS AND PATENTS

         The Company has no patents or trademarks and has not applied for any patents or trademarks. The Company believes that its technology is at present best protected by maintaining control over its distribution and keeping it a trade secret. Sage anticipates that one or more of the companies that it may acquire will have patent protection for proprietary technology.

PROPERTY

         The Company maintains administrative offices at 3125 Windward Plaza, Suite 300, Alpharetta, GA 30005. The Company leases these offices on a month-to-month basis.

LITIGATION

         There is no outstanding litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.

DESCRIPTION OF SECURITIES

         The Company has an authorized capitalization of 100,000,000 shares of common stock, $.001 par value per share ("Common Stock").

Common Stock

         Following the Share Exchange, there were 23,093,155 shares of the Company's Common Stock issued and outstanding. The holders of the Company's common stock are entitled to one non-cumulative vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive ratably any dividends that are declared by the Company's Board of Directors out of funds legally available therefor and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation dissolution or winding up of the affairs of the Company. Holders of Company's Common Stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto.


Preferred Stock

         At present, the Company has no plans to authorize or issue any shares of preferred stock.

Transfer Agent

         The transfer agent for the Company's Common Stock is Manhattan Transfer
Registrar Company. Their offices are located at 58 Dorcester Rd., Lake
Ronkonkoma, NY 11779 and their telephone number is (516) 585-7341.

                          MARKET FOR SAGE'S SECURITIES

         The Company's Common Stock is traded on the OTC Bulletin Board, a service provided by the Nasdaq Stock Market Inc., under the symbol, "SAGE". The
Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. The Company was required to become a reporting company by the close of business on April 5, 2000. Sage acquired all the outstanding shares of Madison to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market.

         The following table sets forth for the periods indicated the high and low bid prices for the common stock as reported each quarterly period within the last two fiscal years on the OTC Bulletin Board. The prices are inter-dealer prices, do not include retail mark up, mark down or commission and may not necessarily represent actual transactions.

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Quarter Ended               Open Price           High Price            Low Price            Closing Price

March, 1998                 N/A                  N/A                   N/A                  N/A

June, 1998                  4.250                4.250                 4.000                4.250

September, 1998             4.250                4.375                 3.812                3.875

December, 1998              3.750                4.000                 1.625                1.687

March, 1999                 1.875                2.687                 0.875                1.125

June, 1999                  1.250                1.875                 0.531                1.093

September, 1999             1.093                1.125                 0.437                0.540

December, 1999              0.500                0.625                 0.090                0.260

March 15, 2000              0.290                9.625                 0.250                4.250

         During the last two years, no dividends have been paid on the Company's stock and the Company does not anticipate paying any cash dividends in the foreseeable future. Although it is the Company's intention to utilize all available funds for the development of the Company's business, no restrictions are in place that would limit or restrict the ability of the Company to pay dividends.

                                   MANAGEMENT

Information as to the directors and officers of the Company is as follows:

Name                                      Position

------------------------------------ -----------------------------------------
Thomas I. Weston, Jr.                President, Treasurer and Director
------------------------------------ -----------------------------------------
Lawrence M. Rotkin                   Secretary and Director
------------------------------------ -----------------------------------------

         All directors of the Company hold office until the next annual meeting of shareholders and until their successors are elected and qualified. At present, the Company's Bylaws provide for not less than two directors. Currently, there are two directors of the Company. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

         Thomas I. Weston, Jr. Mr. Weston was elected to the Company's Board of Directors and became the President of the Company in July 1998. Prior to Sage, he served as Corporate Controller for Hayes Corporation, a company that designed, manufactured and marketed computer communication products worldwide, and CFO of Cooper Industries' Abex Friction Products Group, an international manufacturer of brake friction materials. Mr. Weston earned an MBA from the Owen Graduate School of Management at Vanderbilt University.

         Lawrence M. Rotkin. Mr. Rotkin joined Sage as Vice President of Sales in February 1999 and was elected to the Company's Board of Directors in November 1999. Prior to joining Sage, he held senior sales positions with several international data communications companies including Hayes Communications, Motorola, Honeywell and Zoom Telephonics.

EXECUTIVE COMPENSATION

            None of the Company's officers and/or directors have received any compensation for their services rendered to the Company in 2000.

            No retirement, pension, profit sharing, stock option, or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

                              RELATED TRANSACTIONS

Transactions with Management and Related Transactions:

         Sage and MHE Projix, LLC ("MHE"), the former majority shareholder of Madison Holdings, Inc., the predecessor filer to Sage, entered into a service agreement on March 2, 2000. Under the terms of this agreement MHE agreed to (i) assist Sage in locating a reporting company for possible acquisition by Sage;
(ii) provide advice to Sage regarding the acquisition of such company by Sage;
(iii) assist Sage in maintaining its listing on the OTCBB and (iv) assist Sage with the preparation and filing of this Form 8-K with the Commission. In consideration for the foregoing services, MHE will receive a consulting fee of $150,000. As a result of the Share Exchange, MHE is a shareholder of Sage.

          Mr. Weston has from time to time as needed advanced funds to the Company under the terms of a Revolving Convertible Debenture Agreement. As of March 10, 2000 there is $100,000 outstanding under this Agreement.

         The Company has been discussing an exchange of shares for rights in technology with Mark Bayliss, a major shareholder and former director of the Company. No formal agreement effecting such exchange and transfer has been signed yet. In the event rights to technology are transferred, the Company will retain a license for the continued use of such technology.

Indebtedness of Management

         No member of the management, officers, or directors is or has been indebted to the Company. No director or officer is personally liable for the repayment of amounts by any financing received by the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Arizona law authorizes an Arizona corporation to indemnify its officers and directors against claims or liabilities arising out of such person's conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The Articles of Incorporation provide for indemnification of the directors of the Company. In addition, the Bylaws of the Company provide for indemnification of the directors, officers, employees or agents of the Company. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

RISK FACTORS

The Company's business is subject to numerous risk factors, including the following:

UNCERTAINTY OF MARKET ACCEPTANCE

Commercialization of Sage's "Knowledge2Go" brand is subject to market acceptance risks. A broad market for customized wireless data communications services has not yet developed. As a result, the extent of the potential demand for its Knowledge2Go service cannot be reliably estimated. In addition, the Company has limited experience marketing its service.

The Company believes that market acceptance depends principally on cost competitiveness, data rate, ease of use, including compatibility with existing applications, cost and size of Sage modems, extent of coverage, customer support, marketing, distribution and pricing strategies of the Company and competitors, Company reputation, and general economic conditions. Some of the foregoing factors are beyond the control of the Company.

If the Company's customer base does not expand as required to support the deployment of additional networks, the Company's business, financial condition and operating results will be materially adversely affected. In addition, the market for wireless communications services is characterized by a high customer turnover rate. There can be no assurance that the Company will be able to retain future customers.

CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

The Company intends to continue the development, deployment and commercialization of its Knowledge2Go services. The timing and amount of capital expenditures may vary significantly depending on numerous factors including market acceptance of its services, availability and financial terms of site agreements for the Company's network infrastructure, technological feasibility, availability of modems, and availability of sufficient management, technical, marketing and financial resources.

The Company will need to raise additional funds through the sale of its equity or debt securities in private or public financing or through strategic partnerships in order to complete the deployment and commercialization of Knowledge2Go. There can be no assurance that such funds will be sufficient to fund such deployment as planned.

In addition, no assurance can be given that additional financing will be available or that, if available, such funding can be obtained on terms favorable to the Company. Should the Company be unable to obtain additional financing, it may be required to scale back the planned deployment of its Sage services and reduce capital expenditures, which would have a materially adverse effect on the Company's business, financial condition and operating results.

EARLY-STAGE TECHNOLOGY; FUTURE OPERATING LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS

The Company's services offering is at an early stage of development and has been in commercial operation for only a short period of time; consequently, the Company has limited historical financial information upon which a prospective investor could perform an evaluation. The Company will incur significant expenses in advance of generating revenues and is expected to realize significant operating losses in the future as a result of the continuing development, deployment and commercialization of its products and services.

The Company's future operating results are subject to a number of risks, including the Company's ability to: implement its strategic plan; attract and retain qualified individuals; and raise appropriate financing as necessary. As such, no assurance can be given as to the timing and extent of revenue receipts and expense disbursements or the Company's ability to successfully complete all of the tasks associated with developing and maintaining a successful enterprise. In addition, there can be no assurance that the Company will be able to successfully manage operations.

Management's failure to guide and control growth effectively (including implementing adequate systems, procedures and controls in a timely manner) could have a material adverse effect on the Company's financial condition and results of operations. The Company expects to incur significant operating losses and to generate negative cash flow from operating activities during the next several years while it continues to develop and deploy its services and build its customer base. There can be no assurance that the Company will achieve or sustain profitability or positive cash flow from operating activities in a timely manner.

REGULATION OF COMMUNICATIONS ACTIVITIES

The Company is subject to various FCC regulations. The FCC, pursuant to the Communications Act, regulates non-government use of the electromagnetic spectrum in the United States. Part 15 of the FCC's regulations provides that the 900 MHz and 2.4 GHz Bands may be authorized for the operation of certified radio equipment without the requirement for a license.

The Company's products must not cause harmful interference to any non-Part 15 equipment operating in the band and must accept interference from any of them, as well as from any other Part 15 equipment operating in the band. If the Company were unable to eliminate any such harmful interference caused by its products through technical or other means, or were unwilling to accept interference caused by others to its services, the Company or its customers could be required to cease operations in the band in the locations affected by the harmful interference.

Additionally, in the event the license-free 900 MHz or 2.4 GHz Bands become unacceptably crowded, and no additional frequencies are allocated by the FCC, the Company's business, financial condition and results of operations could be materially and adversely affected.

The regulatory environment in which the Company operates is subject to change. Changes in the regulation of the Company's activities by the FCC, as a result of its own regulatory process or as directed by legislation or the courts, including changes in the allocation of available spectrum, could have a material adverse effect on the Company, and the Company might deem it necessary or advisable to move to another of the Part 15 bands or to obtain the right to operate in additional licensed spectrum or other portions of the unlicensed spectrum. Redesigning products to operate in another band could be expensive and time consuming, and there can be no assurance that such redesign would result in commercially viable products. In addition, there can be no assurance that, if needed, the Company could obtain appropriate licensed or unlicensed spectrum on commercially acceptable terms, if at all.

On an ongoing basis, the FCC proposes and issues new rules and amendments to existing rules that affect the Company's business. The Company closely monitors the FCC's activities and, when appropriate, actively participates in policy and rulemaking proceedings. The Company is currently monitoring several proceedings at the FCC that could have an impact on the Company. If the FCC adopts rules that directly or indirectly restrict the Company's ability to conduct its business as currently conducted or proposed to be conducted, the Company's business, financial condition or operating results could be materially adversely affected.

In a pending Rulemaking, the FCC has solicited comments on a private entity's proposal to authorize non-government, wind profiler radar systems in the 900 MHz Band. While not currently the subject of proposed rules, if the FCC ultimately adopts such rules, there can be no assurance that such regulation would not have a materially adverse effect on the Company's business, financial condition or operating results.

In March 1997, the FCC initiated a rulemaking proceeding in response to a request filed by the American Radio Relay League, Inc. on behalf of amateur radio operators. The FCC proposed to amend its rules for the Amateur Radio Services to allow amateur stations greater flexibility in the use of high-powered spread spectrum technologies in, among others, the 900 MHz Band. To protect other users, including Part 15 users such as the Company, the FCC proposes to require spread spectrum equipment used by amateur radio licensees to use the minimum power necessary and to incorporate automatic power control circuitry in their equipment to reduce the potential for interference. If the FCC ultimately adopts rules as proposed, amateur spread spectrum operations may interfere with the Company's operations in certain discrete geographic areas.

Although the Company believes it would be able to overcome such interference, if any, by installing additional network radios and other measures, there can be no assurance to that effect.

The FCC adopted a rule making proceeding and inquiry to determine, among other things, whether to permit local exchange carriers to assess interstate access charges on information service providers like the Company. The FCC has tentatively concluded that access charges should not apply to information service providers and left standing an earlier decision that such charges would not apply to enhanced services, which includes access to the Internet and other interactive computer networks. However, the FCC also sought comment on whether to initiate a separate rulemaking proceeding and inquiry to consider additional rules or actions that may be necessary relating to information services and the Internet.

There can be no assurance that the final rules adopted, if any, will reflect the FCC's tentative conclusion with regard to the imposition of access charges or that the outcome of any rulemaking proceeding and inquiry concerning information services and the Internet would not have a material adverse effect on the Company's business, financial condition and results of operations.

Wireless network services such as the Company's are subject to certain Federal Aviation Administration and FCC guidelines regarding the location, lighting, construction and modification of structures and antennas used in connection with the radio spectrum. In addition, the FCC has authority to enforce certain provisions of the National Environmental Policy Act as they may apply to the Company's facilities. The FCC recently adopted rules containing guidelines and methods for evaluating the environmental effects of radio frequency emissions from FCC-regulated transmitters.

These rules categorically exclude low power, Part 15 devices of the type used by the Company from routine environmental evaluation because they offer little or no potential for exposure in excess of specified health and safety guidelines. The environmental evaluation rules do apply to the 2.3 GHz equipment being developed by the Company for WCS operations. The FCC also incorporated into its rules provisions of the Telecommunications Act of 1996 that preempt state and local governmental regulation over the placement of radio frequency devices based on radio frequency environmental effects. Despite these actions, some public concerns about radio frequency emissions remains. Regulatory action in response to these concerns could have a material adverse effect on the Company's business, financial condition and results of operations.

The FCC has issued a Notice of Proposed Rulemaking concerning implementation of the Communications Assistance For Law Enforcement Act ("CALEA"). CALEA requires entities offering certain communications services to provide a means by which law enforcement agencies can conduct electronic surveillance in the face of changing communications technologies. Because of exemptions provided in the act itself, the Company believes that the CALEA provisions are not applicable to its operations. If the FCC or the courts nevertheless require the Company to implement CALEA compliance capability, such action could have a material adverse impact on the Company's business, financial condition and results of operations.

State and Local Regulation. The Company often requires the siting of its network radios and WAPs on public rights-of-way and other public property. Due to state and local right-of-way, zoning and franchising issues, the Company is not always able to place its radios in the most desirable locations, on an optimal schedule or in the most cost-effective manner. There can be no assurance that state and local processes associated with radio location will not have a material adverse effect on the Company's business, financial condition or operating results.

As a result of amendments to the Communications Act of 1934, certain states may attempt to regulate the Company with respect to the terms and conditions of service offerings. While the Company believes that state regulation, if any, will be minimal, there can be no assurance that such regulation will not have a material adverse effect on the Company's business, financial condition or operating results.

RISKS OF DEVELOPING TECHNOLOGY

The Company's products and services have not been in commercial operation for an extended period of time. There can be no assurance that unforeseen problems will not develop with respect to the Company's technology or products or that the Company will be successful in completing the development of its technology and products. Significant risks remain as to the technological performance of the Company's services and products.

These include, for example, firmware failures, problems associated with large-scale deployment, inability of networks to meet expected performance in data rate, latency, capacity and range, hardware reliability and performance problems, problems associated with links between Sage network radios, WAPs, the wired backbone and other wired networks, excessive interference with or by the Company's networks, failure to receive FCC certification, inability to reduce product size and cost, timing of completion of development and preclusion from commercialization by proprietary rights of third parties.

Given the limited deployment to date, there can be no assurance that selected Knowledge2Go network components will be adequate to meet the geographic and radio frequency propagation characteristics of new areas of development. Delays in implementation of the Company's networks as a result of technical difficulties could have a material adverse effect on the Company's business, financial condition and operating results.

HIGHLY COMPETITIVE INDUSTRY

Competition in the market for data communications services is intensifying and a large number of companies in diverse industries are expected to enter the market. There can be no assurance that the Company will be able to compete successfully in this market. A number of privately and publicly held communications companies have developed or are developing new wireless and wired data communications services and products using competing technologies. The competition can be placed into two categories: portable and fixed access.

The Company's competitors are becoming increasingly aware of the commercial value of technical findings and are becoming more active in seeking patent protection and licensing arrangements for the use of technology that others have developed. The development by others of new products and processes competitive with or superior to those of the Company could render the Company's products obsolete or uncompetitive. The Company's competitive position also depends upon its ability to attract and retain qualified personnel, obtain patents or otherwise develop proprietary products or processes, and secure sufficient capital resources.

TECHNOLOGICAL CHANGE

The market for data communications systems is characterized by rapidly changing technology and evolving industry standards in both the wireless and wireline industries. The Company's success will depend to a substantial degree on its ability to develop and introduce in a timely and cost-effective manner enhancements to its existing systems and new products that meet changing customer requirements and evolving industry standards.

For example, increased data rates, such as those provided by wired solutions like ISDN, may affect customer perceptions as to the adequacy of the Company's services and may also result in the widespread development and acceptance of applications that require a higher data rate than the Company's service currently provides.

There can be no assurance that the Company's technology or systems will not become obsolete upon the introduction of alternative technologies. If the Company does not develop and introduce new products and services and achieve market acceptance in a timely manner, its business, financial condition and operating results could be materially and adversely affected.

CONTROL OF STOCK BY GEM INVESTMENTS AND GEM ADVISORS

In June, 1999, GEM Investments, GEM Advisors and their Affiliates (collectively, "GEM") acquired warrants for approximately 2,500,000 shares of the Company's Common Stock, bringing GEM's beneficial ownership at that time to approximately 25.0% of the Company's outstanding Common Stock. Gem later converted debentures for an additional 3,391,629 shares. It is impossible for the Company to determine how many shares Gem still controls - the Company has presumed that the great majority was placed in "street name." In the event Gem still controls some or all of those shares, GEM would be able to control most matters submitted to a vote of the stockholders, including the election of members of the Board (other than the independent directors) and significant corporate transactions. Accordingly, GEM may be able to control or significantly influence actions taken by the Board or the Company and to limit the ability of the Company's current stockholders to affect or influence the direction of the Company and the composition of the Board.

In addition, conflicts of interest may arise as a consequence of the control relationship between GEM and the Company, including (a) conflicts between GEM, as a stockholder with effective control of the Company and the other stockholders of the Company, whose interests may differ with respect to, among other things, the strategic direction of the Company or significant corporate transactions, (b) conflicts arising in respect of corporate opportunities that could be pursued by the Company, on the one hand, or by GEM and any of its other affiliated entities, on the other hand, or (c) conflicts arising in respect of any new contractual relationships between the Company, on the one hand, and GEM and any of its other affiliated entities, on the other hand.

In addition, GEM's beneficial ownership of such a large percentage of the outstanding Common Stock makes it more difficult for a third party to effect a change in management or to acquire control of the Company without the approval of GEM and, therefore, may delay, prevent or deter a proxy contest for control of the Company or other changes in management, or discourage bids for a merger, acquisition or tender offer, in which the Company's stockholders could receive a premium for their shares.

To the extent that conflicts arise as a result of GEM's control relationship that are not subject to such requirement, it is anticipated that the Board of Directors would be guided by its fiduciary obligations as directors under Arizona Law, included the directors' duty of loyalty.

Although the Stock Purchase Agreement contains a number of provisions designed to protect stockholders in the event of, among other things, a proposal by GEM to acquire the Company or a proposal to sell the Company to a third party, the Stock Purchase Agreement does not require GEM to sell its controlling block of shares, even if an offer is made that might be attractive to the other stockholders. Moreover, there can be no assurance that any of the stockholder protection measures included in the Stock Purchase Agreement will be effective in any particular case.

NO FUTURE FUNDING COMMITMENT

The Company intends to continue development of its next-generation, high-speed network and modem and deployment and commercialization of Knowledge2Go. In order to do so, the Company will need to raise additional funds through the sale of equity or debt securities in private or public financing or through strategic partnerships. The Stock Purchase Agreement contains no commitment on GEM's part to provide additional financing to the Company.

There can be no assurance that additional financing will be available on terms favorable to the Company, if at all. In addition, it is possible that GEM's control position may deter or discourage investors who may otherwise have provided financing to the Company. Should the Company be unable to obtain additional financing, it may be required to scale back its development and commercialization activities, which could have a material adverse effect on the Company's business, financial condition and results of operations.

UNCERTAINTY OF PROPRIETARY RIGHTS

The Company believes that patents and other proprietary rights are important to its business. The Company's policy is to file patent applications to protect its technology, inventions and improvements to its inventions that it considers important to its business. The Company relies on a combination of patent, copyright, trademark and trade secret protection and non-disclosure agreements to establish and protect its proprietary rights.

There can be no assurance that any of the Company's future patents or trademarks will not be challenged, invalidated, circumvented or rendered unenforceable, or that the rights granted thereunder will provide significant proprietary protection or commercial advantage to the Company. The Company is not aware of any infringement of its patents, trademarks or other proprietary rights by others.

Although the Company intends to pursue patent protection of inventions that it considers important, the Company does not believe that its patent position has as much significance as other competitive factors. However, these patents may not preclude competitors from developing equivalent or superior products and technology to those of the Company. There can be no assurance that the measures adopted by the Company for the protection of its intellectual property will be adequate to protect its interests

The Company also relies upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. There can be no assurance that others will not independently develop substantially equivalent proprietary information or otherwise gain access to or disclose such information of the Company.

It is the Company's policy to require its employees, certain contractors, consultants, directors and parties to collaborative agreements to execute confidentiality agreements upon the commencement of such relationships with the Company. There can be no assurance that these agreements will not be breached, that they will provide meaningful protection of the Company's trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information, or that the Company's trade secrets will not otherwise become known or be independently discovered by the Company's competitors.

The commercial success of the Company will also depend in part on the Company not infringing the proprietary rights of others and not breaching technology licenses that cover technology used in the Company's products. It is uncertain whether any third-party patents will require the Company to develop alternative technology or to alter its products or processes, obtain licenses, or cease certain activities.

If any such licenses are required, there can be no assurance that the Company will be able to obtain such licenses on commercially favorable terms, if at all. Failure by the Company to obtain a license to any technology that it may require commercializing its products and services could have a material adverse effect on the Company. Litigation, which could result in substantial cost to the Company, may also be necessary to enforce any patents issued or licensed to the Company or to determine the scope and validity of third party proprietary rights.

MANAGEMENT OF GROWTH

Management of growth is especially challenging for a company with a short operating history and the failure to effectively manage growth could have a material adverse effect on the Company's business, financial condition and operating results. Development, deployment and commercialization of Knowledge2Go has required and will continue to require management of a number of operational activities in which the Company has little or no prior experience, including the administration of its subscriber base, maintenance and support of hardware and software and management of Company activities and properties in dispersed locations. There can be no assurance that the Company will be able to manage the growth of its business successfully.

SOLE SOURCES OF SUPPLY

The Company generally uses standard component parts that are available from multiple sources. However, certain component parts used in the Company's products are available only from sole or limited source vendors. The Company's reliance on these sole or limited source vendors involves certain risks, including the possibility of a shortage of certain key component parts and reduced control over delivery schedules, manufacturing capability, quality and costs. In addition, some key component parts require long delivery times. The Company has in the past experienced delays in its ability to obtain certain key component parts from suppliers. In the event of future supply problems from the Company's sole or limited source vendors, the inability of the Company to develop alternative sources of supply quickly and on a cost-effective basis could materially impair the Company's ability to manufacture and deliver its products and to implement its services.

DEPENDENCE ON KEY PERSONNEL

The Company is highly dependent on certain members of its management; the loss of the services of one or more of might impede the achievement of the Company's business objectives. None of these individuals has an employment contract with the Company. Furthermore, recruiting and retaining qualified technical personnel to perform research, development and technical support work is critical to the Company's success. If the Company's business grows, the Company will also need to recruit a significant number of management, technical and other personnel for such business. Competition for employees in the Company's industry is intense. Although the Company believes that it will be successful in attracting and retaining skilled and experienced personnel, there can be no assurance that the Company will be able to continue to attract and retain such personnel on acceptable terms.

 The Company is dependent to a large extent on the services of its management personnel and any inability on the part of the Company to attract and retain new, highly qualified persons to fill key management positions could have a material adverse effect on the Company. It is possible that, due to the Acquisition, certain key technical, management and other personnel may elect to leave the employ of the Company, which could have a material adverse effect on the Company's business. In addition, if the Company is to realize the anticipated benefits of the Acquisition, any new personnel must be integrated into the Company efficiently. The integration of new personnel will result in some disruption to the Company's ongoing operations and any failure to complete such integration in an efficient manner could have a material adverse effect on the Company's business, financial condition and results of operations.

LIMITED MANUFACTURING EXPERIENCE AND CAPABILITY; INVENTORY MANAGEMENT

The Company has limited experience in large-scale manufacturing. The Company's printed circuit boards and other subassemblies are assembled on a contract basis by local manufacturers. Final assembly and testing operations have been performed internally. The Company believes that it has or can secure adequate capacity to meet forecasted demand for its products and networks for at least the next 12 months. However, if customers begin to place large orders for the Company's products or if the Company decides to accelerate deployment, the Company's present manufacturing capacity may prove inadequate.

To be successful, the Company's products and components must be manufactured in commercial quantities at competitive cost and quality. The Company's long-term manufacturing strategy is to supplement its manufacturing capabilities by increasing outsourcing of product assembly and testing and by licensing other companies to manufacture certain of the Company's products. In the future, the Company will be required to achieve significant product and component cost reductions. If the Company is unable to develop or contract for manufacturing capabilities on acceptable terms and if product and component cost reductions are not achieved, the Company's competitive position, and the ability of the Company to achieve profitability, would be materially impaired.

Effective inventory management requires the Company to accurately forecast demand for its services and products and to adequately take into account the introduction of new or replacement products. Failure to manage this process effectively could result in insufficient inventory to meet demand, thereby limiting revenues and deployment, or could result in excess inventory that may become obsolete before it is sold, either of which could have a material adverse effect on the Company's business, financial condition or operating results.

QUARTERLY FLUCTUATIONS

The Company believes that its future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company. These factors include the significant cost of building its networks

(including any unanticipated costs associated therewith), fluctuating market demand for the Company's services, establishment of a market its service, pricing strategies for competitive services, delays in the introduction of the Company's services, new offerings of competitive services, changes in the regulatory environment, the cost and availability of infrastructure and subscriber equipment and general economic conditions.

RISKS ASSOCIATED WITH ENTRY INTO NEW BUSINESS AREAS

The Company will choose to expand its operations by developing new business alliances, promoting new or complementary products or sales formats, expanding the breadth and depth of products and services offered, or expanding its market presence through relationships with third parties. In addition, the Company may pursue the acquisition of new or complementary businesses, or technologies.

MANAGEMENT INFORMATION SYSTEMS

The Company's success will be dependent on the accuracy and proper utilization of its management information systems, including its telephone system. The Company's ability to manage its inventory and accounts receivable collections; to purchase, sell and ship its products efficiently and on a timely basis; and to maintain its operations is dependent upon the quality and effective utilization of the information generated by its management information systems. The Company recognizes the need to continually upgrade its management information systems to most effectively manage its operations and customer database.

VOLATILITY OF STOCK PRICE

The market price of the Company's Common Stock has been volatile and may be volatile in the future. Future announcements concerning the Company or its competitors, including technological innovations, new commercial products, status of network implementation, government regulations, proprietary rights or product or patent litigation, operating results and general market and economic conditions may have a significant impact on the market price of the Company's Common Stock. In addition, any delays or difficulties in establishing or attracting Sage subscribers are likely to result in pronounced fluctuations in the market price of the Company's Common Stock.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

         Not applicable

ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         As the parent company of Madison, Sage has replaced Madison's auditors, Cohen & Kameny CPAs PLCC, and will use it own auditors, Stokes & Company, P.C., as the Company's principal independent accountant for the fiscal year ended December 31, 1999. Cohen & Kameny's report on Madison's financial statements for the past fiscal year did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. The Company's decision use Stokes & Company, P.C. and not Cohen & Kameny was approved by the Company's Board of Directors. There were no disagreements with Madison's former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved would have caused Madison's former accountant to make reference to the subject matter of the disagreement(s) in connection with its report.

ITEM 5.          OTHER EVENTS

Successor Issuer Election

Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, upon effectiveness of the Share Exchange, the Company became the successor issuer to Madison for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective March 10, 2000.

ITEM 6.           RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The officers and directors of Madison Holdings, Inc. resigned such offices as a result of the merger with Sage. The officers and directors of Sage will continue as the officers and directors of the successor issuer.

ITEM 7.          FINANCIAL STATEMENTS

No financial statements are filed herewith. The Registrant is required to file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.          CHANGE IN FISCAL YEAR

Sage has a December 31 fiscal year end. The fiscal year end of Madison is September 30. The Company will file a Transitional Report on Form 10-KSB, if required.

                                    EXHIBITS

2.1 Share Exchange Agreement between Solomon Alliance Group, Inc. and the shareholders of Madison Holdings Inc., dated March 8, 2000

3.1      Articles of Incorporation of Solomon Alliance Group, Inc.

3.2      By-Laws of Solomon Alliance Group, Inc.

16.1     Letter Re Change in Certifying Accountant

21.1     List of Subsidiaries of Solomon Alliance Group, Inc.

*24.1    Consent of accountants

*27.1    Financial Data Schedule

-----------
*To be filed by amendment


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON ALLIANCE GROUP, INC.

By:      /s/ Thomas Weston
         ---------------------

         Thomas Weston
         President

March __, 2000